EXHIBIT 21

Subsidiaries of the Registrant

As of March 2, 2021, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Caliper Life Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
3.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
4.	Dharmacon, Inc.	Delaware	Horizon Discovery Group Ltd.
5.	Horizon Discovery, Inc.	Delaware	Horizon Discovery Limited
6.	PerkinElmer Argentina Holdings, LLC	Delaware	PerkinElmer Holdings, Inc.
7.	PerkinElmer CV Holdings, LLC	Delaware	PerkinElmer Global Holdings S.à r.l.
8.	PerkinElmer Diagnostics Holdings, Inc.	Delaware	PerkinElmer Holdings, Inc.
9.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
10.	PerkinElmer Informatics, Inc.	Delaware	PerkinElmer Holdings, Inc.
11.	Sage Labs, Inc.	Delaware	Dharmacon, Inc.
12.	ViaCord, LLC	Delaware	PerkinElmer Diagnostics Holdings, Inc.
13.	VisEn Medical Inc.	Delaware	PerkinElmer Health Sciences, Inc.
14.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
15.	Omni International, Inc.	Georgia	PerkinElmer Holdings, Inc.
16.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
17.	CisBio US Inc.	Massachusetts	PerkinElmer Holdings, Inc.
18.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
19.	EUROIMMUN US Inc.	New Jersey	PerkinElmer Diagnostics Holdings, Inc.
20.	EUROIMMUN US Real Estate LLC	New Jersey	EUROIMMUN US Inc.
21.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Diagnostics Holdings, Inc.
22.	Bioo Scientific Corporation	Texas	PerkinElmer Holdings, Inc.
23.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
24.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc. (98%) [1]
25.	PerkinElmer Health Sciences (Australia) Pty. Ltd.	Australia	PerkinElmer Holdings Pty. Ltd.
26.	PerkinElmer Holdings Pty. Ltd.	Australia	PerkinElmer Diagnostics Global Holdings S.à r.l.
27.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
28.	Perten Instruments of Australia Pty Ltd.	Australia	Perten Instruments AB
29.	Horizon Genomics GmbH	Austria	Horizon Discovery Group Ltd.
30.	PerkinElmer VertriebsgmbH	Austria	Wellesley B.V.
31.	PerkinElmer BVBA	Belgium	PerkinElmer Life Sciences International Holdings [2]
32.	EUROIMMUN Brasil Medicina Diagnóstica Ltda.	Brazil	EUROIMMUN Medizinische Labordiagnostika AG [3]
33.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer Diagnostics Global Holdings S.à r.l. (99%) [4]
34.	EUROIMMUN Medical Diagnostics Canada Inc.	Canada	EUROIMMUN Medizinische Labordiagnostika AG
35.	PerkinElmer Health Sciences Canada, Inc.	Canada	PerkinElmer Life Sciences International Holdings (97%) [5]
36.	Perkin Elmer Chile Ltda.	Chile	PerkinElmer Health Sciences, Inc. (68%) [6]
37.	Beijing Huaan Magnech Bio-Tech Co., Ltd.	China	Shandong Meizheng Bio-Tech Co., Ltd.
38.	Beijing Longrun Bio-Tech Co., Ltd.	China	Shandong Meizheng Bio-Tech Co., Ltd.
39.	Beijing Meizheng Bio-Tech Co., Ltd.	China	Shandong Meizheng Bio-Tech Co., Ltd.
40.	Beijing Meizheng Testing Lab Co., Ltd.	China	Shandong Meizheng Bio-Tech Co., Ltd.
41.	Beijing OUMENG Biotechnology Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
42.	Chengdu PerkinElmer Medical Laboratory Co., Ltd.	China	Suzhou PerkinElmer Medical Laboratory Co., Ltd.
43.	Cisbio China, Ltd.	China	Cisbio Asia Pacific Ltd
44.	EUROIMMUN (Hangzhou) Medical Laboratory Diagnostics Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
45.	EUROIMMUN Medical Diagnostics (China) Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
46.	EUROIMMUN (Tianjin) Medical Diagnostic Technology Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.

47.	Guangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
48.	Hangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
49.	Jiangsu Meizheng Bio-Tech Co., Ltd.	China	Shandong Meizheng Bio-Tech Co., Ltd.
50.	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.	China	PerkinElmer IVD Pte Ltd.
51.	PerkinElmer Instruments (Suzhou) Co., Ltd.	China	Wellesley B.V.
52.	PerkinElmer Management (Shanghai) Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.
53.	PerkinElmer (Shanghai) Equity Investment Fund, L.P.	China	PerkinElmer Singapore Pte Ltd. (98%) [7]
54.	PerkinElmer (Shanghai) Equity Investment Fund Management Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.
55.	Perten Instruments (Beijing) Co., Ltd.	China	Perten Instruments AB
56.	Shandong Meizheng Bio-Tech Co., Ltd.	China	PerkinElmer Health Sciences B.V.
57.	Shanghai Haoyuan Biotech Co., Ltd.	China	PerkinElmer Holding Luxembourg S.à r.l.
58.	Shanghai Spectrum Instruments Co., Ltd.	China	Wellesley B.V.
59.	Suzhou PerkinElmer Medical Laboratory Co., Ltd.	China	Suzhou Sym-Bio Lifescience Co., Ltd. (70) [8]
60.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.
61.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
62.	PerkinElmer Finland Oy	Finland	Wallac Oy
63.	PerkinElmer Investments Ky	Finland	PerkinElmer Finance Luxembourg S.à r.l. [9]
64.	PerkinElmer Oy	Finland	Wellesley B.V.
65.	Wallac Oy	Finland	PerkinElmer Oy
66.	Bio Evolution SAS	France	EUROIMMUN France SAS
67.	Cisbio Bioassays SAS	France	Cisbio Group. SAS
68.	Cisbio Group SAS	France	PerkinElmer SAS
69.	EUROIMMUN France SAS	France	EUROIMMUN Medizinische Labordiagnostika AG
70.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
71.	Perten Instruments France SASU	France	Perten Instruments AB
72.	ZeLab SAS	France	Cisbio Group SAS
73.	EUROIMMUN Medizinische Labordiagnostika AG	Germany	PerkinElmer Germany Diagnostics GmbH
74.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
75.	PerkinElmer chemagen Technologie GmbH	Germany	PerkinElmer Cellular Technologies Germany GmbH
76.	PerkinElmer Germany Diagnostics GmbH	Germany	PerkinElmer Global Diagnostics S.C.A.
77.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Germany Diagnostics GmbH
78.	Perten Instruments GmbH	Germany	Perten Instruments AB
79.	Cisbio Asia Pacific Ltd	Hong Kong	Cisbio Bioassays SAS
80.	PerkinElmer (Hong Kong) Ltd.	Hong Kong	PerkinElmer Holdings, Inc.
81.	Biosense Technologies Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd. [10]
82.	Orchid Biomedical Systems Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd.
83.	PerkinElmer Health Sciences Pvt Ltd.	India	PerkinElmer IVD Pte Ltd. (91%) [11]
84.	PerkinElmer (India) Pvt Ltd.	India	PerkinElmer Singapore Pte Ltd. [12]
85.	Tulip Diagnostics Pvt Ltd.	India	PerkinElmer Holding Luxembourg S.à r.l. (99%) [13]
86.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
87.	PerkinElmer Israel Ltd.	Israel	PerkinElmer Holding Luxembourg S.à r.l.
88.	Dani Analitica S.r.l.	Italy	Perkin Elmer Italia S.p.A.
89.	EUROIMMUN Italia Diagnostica Medica S.r.l.	Italy	EUROIMMUN Medizinische Labordiagnostika AG
90.	Perkin Elmer Italia SpA	Italy	Wellesley B.V.
91.	Perten Instruments Italia S.r.l.	Italy	Perten Instruments AB
92.	Cisbio KK	Japan	Cisbio Asia Pacific Ltd
93.	EUROIMMUN Japan Co. Ltd.	Japan	EUROIMMUN Medizinische Labordiagnostika AG
94.	Horizon Discovery KK	Japan	Horizon Discovery Group Ltd.
95.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%) [14]
96.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer Diagnostics Global Holdings S.à r.l.
97.	PerkinElmer Diagnostics Global Holdings S.à r.l.	Luxembourg	PerkinElmer Global Holdings S.à r.l.
98.	PerkinElmer Finance Luxembourg S.à r.l.	Luxembourg	PerkinElmer Holding Luxembourg S.à r.l.
99.	PerkinElmer Global Diagnostics S.C.A.	Luxembourg	PerkinElmer Global Financing S.à r.l. [15]
100.	PerkinElmer Global Financing S.à r.l.	Luxembourg	PerkinElmer Global Holdings S.à r.l.
101.	PerkinElmer Global Holdings S.à r.l.	Luxembourg	PerkinElmer Holdings, Inc.
102.	PerkinElmer Holding Luxembourg S.à r.l.	Luxembourg	PerkinElmer Diagnostics Global Holdings S.à r.l.
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103.	DNA Laboratories Sdn. Bhd.	Malaysia	Perkin Elmer Sdn. Bhd.
104.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer Diagnostics Global Holdings S.à r.l.
105.	Inochem S.A. de C.V.	Mexico	Perkin Elmer de Mexico, S.A.[16]
106.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc. [17]
107.	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
108.	PerkinElmer International C.V.	Netherlands	PerkinElmer Global Holdings S.à r.l. [18]
109.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
110.	Wellesley B.V.	Netherlands	PerkinElmer Holding Luxembourg S.à r.l.
111.	PerkinElmer Norge AS	Norway	Wallac Oy
112.	Perkin-Elmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
113.	EUROIMMUN Polska Sp. z o.o.	Poland	EUROIMMUN Medizinische Labordiagnostika AG
114.	PerkinElmer Polska Sp. z o.o.	Poland	Wellesley B.V.
115.	PerkinElmer Shared Services Sp. z o.o.	Poland	Wellesley B.V.
116.	EUROIMMUN Portugal Unipessoal Lda.	Portugal	EUROIMMUN Medizinische Labordiagnostika AG
117.	EUROIMMUN (South East Asia) Pte Ltd.	Singapore	EUROIMMUN Medizinische Labordiagnostika AG
118.	PerkinElmer Holdings Singapore Pte Ltd.	Singapore	PerkinElmer Holdings, Inc.
119.	PerkinElmer IVD Pte Ltd.	Singapore	Wallac Oy
120.	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer Diagnostics Global Holdings S.à r.l.
121.	Singapore Biosciences Pte Ltd.	Singapore	Tulip Diagnostics Pvt Ltd.
122.	EUROIMMUN Medical Laboratory Diagnostics South Africa (Pty) Ltd.	South Africa	EUROIMMUN Medizinische Labordiagnostika AG
123.	PerkinElmer South Africa (Pty) Ltd.	South Africa	Wellesley B.V.
124.	EUROIMMUN Diagnostics España, S.L.	Spain	EUROIMMUN Medizinische Labordiagnostika AG
125.	Integromics, S.L.	Spain	PerkinElmer España, S.L.
126.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
127.	PerkinElmer Sverige AB	Sweden	Wallac Oy
128.	PerkinElmer Sweden Health Sciences Holdings AB	Sweden	Perten Instruments AB
129.	Perten Instruments AB	Sweden	PerkinElmer Holding Luxembourg S.à r.l. (73%) [19]
130.	Vanadis Diagnostics AB	Sweden	Perten Instruments AB
131.	EUROIMMUN Schweiz AG	Switzerland	EUROIMMUN Medizinische Labordiagnostika AG
132.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
133.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer Holding Luxembourg S.à r.l.
134.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
135.	EUROIMMUN Turkey Tibbi Laboratuar Teşhisleri A.S.	Turkey	EUROIMMUN Medizinische Labordiagnostika AG [20]
136.	PerkinElmer Sağlık ve Çevre Bilimleri Ltd.	Turkey	PerkinElmer Holding Luxembourg S.à r.l.
137.	PerkinElmer Health Sciences FZ-LLC	United Arab Emirates	PerkinElmer Holding Luxembourg S.à r.l.
138.	EUROIMMUN UK Ltd.	United Kingdom	EUROIMMUN Medizinische Labordiagnostika AG
139.	Horizon Diagnostics Limited	United Kingdom	Horizon Discovery Limited
140	Horizon Discovery Biosciences Limited	United Kingdom	Horizon Discovery Limited
141.	Horizon Discovery Group Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
142.	Horizon Discovery Limited	United Kingdom	Horizon Discovery Group Ltd.
143.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
144.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
145.	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
146.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
147.	RayAl Ltd.	United Kingdom	Solus Scientific Solutions Ltd.
148.	Solus Scientific Solutions Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
149.	Synthetx Limited	United Kingdom	Horizon Discovery Limited
____________________________________________________________
1    PerkinElmer Argentina Holdings, LLC owns 2%.
2    PerkinElmer Holdings, Inc. owns a de minimus share.
3    PerkinElmer Holdings, Inc. owns a de minimus share.
4    PerkinElmer Holdings, Inc. owns 1%; PerkinElmer Health Sciences, Inc. owns a de minimus share.
5    Perten Instruments AB owns 3%.
6     PerkinElmer Holdings, Inc. owns 32%.
7     PerkinElmer (Shanghai) Equity Investment Fund Management Co., Ltd. owns 2%.
8     Shanghai Sai Ke Si Medical Technology L.P. owns 30%.
9    PerkinElmer Holding Luxembourg S.à r.l. owns a de minimus share.
10    Individual shareholder owns 1%.
11     Surendra Genetic Laboratory & Research Centre Pvt Ltd. owns 9%.
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12    Wellesley B.V. owns a de minimus share.
13    Individual shareholders own 1%.
14    Wallac Oy owns 3%.
15    PerkinElmer Global Holdings S.à.r.l owns 1%.
16    EUROIMMUN Medizinische Labordiagnostika AG owns 1%..
17     PerkinElmer, Inc. owns a de minimus share.
18    PerkinElmer CV Holdings, LLC owns 1%.
19    PerkinElmer Diagnostics Global Holdings S.à r.l. owns 27%.
20    Individual shareholders own de minimus shares.

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